                        COMMITTEE FOR CHANGE AT CHOICES
                      845 SOUTH GULFVIEW BOULEVARD, #108B
                           CLEARWATER, FLORIDA 34630
                           TELEPHONE: (813) 466-9088

                            ------------------------

                          NOTICE OF PROXY SOLICITATION

                             ---------------------

TO OUR FELLOW STOCKHOLDERS:

    This solicitation of the stockholders of the common and preferred stock of Choices Entertainment Corporation (the "Company") is being made by a group of stockholders organized under the name Committee for Change at Choices (the "Committee"). The purpose of this solicitation is to acquire sufficient votes to be voted in favor of the following proposed stockholder resolutions:

(1) To cause the Company to call a Special Meeting of the Stockholders (the "Meeting"), at which the matters set forth herein may be voted on;

(2) To remove two of the directors currently serving the Company;

(3) To elect a slate of new directors consisting of Thomas Renna and Michael J. Markowski,

(4) To transact such other business as may properly come before the meeting or any adjournment thereof.

    This solicitation of the stockholders of the Company (the "Stockholders") is made by the persons and for the purposes stated herein. This Proxy Statement should be read carefully. This Proxy Statement is being distributed to persons or entities known by the Committee to be Stockholders. The record date for the purpose of this solicitation is the close of business on the date of delivery to the Committee of the first signed proxy.

                                          Committee for Change at Choices

                                          Thomas Renna, Chairman
                                          Michael J. Markowski

Clearwater, Florida
January   , 1997
    PLEASE COMPLETE, DATE AND SIGN THE ATTACHED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE TO ASSURE REPRESENTATION OF YOUR SHARES. ANY STOCKHOLDER GIVING A PROXY MAY REVOKE IT PRIOR TO THE TIME IT IS VOTED BY FILING WITH THE COMMITTEE OR THE SECRETARY OF THE COMPANY A NOTICE OF REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY ATTENDING AND VOTING IN PERSON AT THE MEETING OF STOCKHOLDERS WHICH WILL BE CALLED IF THIS PROXY SOLICITATION IS SUCCESSFULL.

                          PROXY SOLICITATION STATEMENT
                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    The enclosed form of proxy is solicited by the Committee for Change at Choices (the "Committee") to cause Choices Entertainment Corporation (the "Company"), to take certain action as more fully set forth herein. The Committee's address is 845 South Gulfview Boulevard, #108B Clearwater, Florida 34630. Copies of these proxy solicitation materials were first mailed to
stockholders on or about January   , 1997.

RECORD DATE; OUTSTANDING SHARES; QUORUM

    Only holders of record of shares of the Company's common stock, par value $.01 (the "Common Stock") and Series C Preferred Stock, par value $.01 (the "Preferred Stock")(together the Common Stock and Preferred Stock are referred to herein as the "Voting Stock"), at the close of business on the date of delivery to the Committee of the first signed proxy (the "Record Date") have been mailed these proxy materials. As of November 12, 1997, 22,004,395 shares of Common Stock and 109 shares of Preferred Stock were issued and outstanding. Each share of Preferred Stock is entitled to vote the equivalent of 40,000 shares of Common Stock. The Common and Preferred Stock vote as a single class and therefore represent total votes of 26,364,395. There are no other voting securities of the Company outstanding. The presence in person or by proxy of holders of record of at least two-thirds (2/3) of all shares outstanding and entitled to vote on the business to be transacted at the meeting is required to call a special meeting. The proxies of stockholders of record of a majority of the issued and outstanding shares of the Voting Stock constitute a quorum for the transaction of business at the Meeting. The election of Directors of the Company requires a majority vote of the holders of record.

REVOCABILITY OF PROXY

    Any stockholder giving a proxy has the power to revoke it at any time before it is voted by submitting a form of proxy bearing a later date or by giving written notice to the Committee or the Company (Attention: Secretary of the Corporation). If a stockholder attends the Meeting and elects to vote in person, such stockholder's previously executed proxy is thereby revoked.

VOTING AND SOLICITATION

    When the enclosed form of proxy is properly executed and returned, the shares of the Voting Stock it represents will be voted in accordance with the directions indicated thereon, or, if no direction is indicated thereon, it will be voted IN FAVOR of (i) calling a Special Meeting of the Stockholders, (ii) removing two of the current directors of the Company, and (iii) electing the new slate of directors as set forth in this Proxy Statement. Stockholders will be entitled to one vote for each share of Common Stock and 40,000 votes for each share of Preferred Stock held on the Record Date.

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SECURITY OWNERSHIP

    The following table sets forth certain information regarding the ownership of shares of the Voting Stock of the Committee as of November 17, 1997.

NAME                                                                AMOUNT
AND ADDRESS(1)                                                  AND NATURE OF
OF BENEFICIAL                                                     BENEFICIAL            PERCENT
OWNER                                                            OWNERSHIP(2)         OF CLASS(3)
-----------------------------------------------------------  --------------------  -----------------
Thomas Renna...............................................  48,500 shares of                  *
                                                             Common Stock(4)

Michael J. Markowski.......................................  170,884 shares of                 *
                                                             Common Stock(5)

------------------------

    * Represents beneficial ownership of less than 1% of the outstanding shares of the Voting Stock.

    (1) Unless otherwise indicated, the address of the beneficial owner is c/o the Committee, 845 South Gulfview Boulevard, Clearwater, Florida 34630.

    (2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Voting Stock subject to stock options and warrants currently exercisable or exercisable within 60 days are deemed to be outstanding for calculating the percentage ownership of the person holding such options and the percentage ownership of any group of which the holder is a member, but are not deemed outstanding for calculating the percentage of any other person. Except as indicated by footnote, and except for voting or investment power held jointly with a person's spouse, the persons named in the table have sole voting and investment power with respect to all shares of capital stock shown beneficially owned by them.

    (3) Percentage is calculated based upon 26,364,395 shares of Voting Stock outstanding on November 12, 1997.

    (4) Does not include warrants to acquire 1.8 shares of Series C Preferred Stock

    (5) Includes 100,875 shares of Common Stock held in the name of Global Financial Group, Inc.

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                             ELECTION OF DIRECTORS

    The Company's Articles of Incorporation and Bylaws provide that directors shall serve for a period of one year(s) and until the election and qualification of their successors. Director's currently elected at the last Stockholders Meeting held on or about December 20, 1996 have approximately one month remaining in their term of office, assuming an annual stockholders meeting is held on or about the same date in 1997 as in 1996. Newly elected directors will each serve for a term of one year and until the election and qualification of their successors, and it is intended that properly executed proxies will be voted FOR the nominees named below. If any nominee is unable or declines to serve as a director at the time of the Meeting, the individuals named in the enclosed form of proxy may exercise their discretion to vote for any substitute proposed by the Board of Directors. It is not anticipated that any nominee listed below will be unable or will decline to serve as a director.

NOMINEES FOR DIRECTOR

    The names of the nominees, their ages, and certain biographical information is set forth below.

    THOMAS RENNA, 32, is Vice President of Sales of SSNN, Inc. and has occupied that position since October 28, 1997. Mr. Renna was employed as a Vice President, Investments at Texas Capital Securities from February 1995 to October 1997. From February 1992 to January 1995 Mr. Renna was a Vice President of Investments at Berkeley Securities.

    MICHAEL MARKOWSKI, 42, is the CEO and a Director of SSNN, Inc., and has occupied that position since July 1997. Mr. Markowski is also the CEO and a director of Global Financial Group, Inc., a financial holding company. Previous experience and business activities include CEO and Director of Global Financial Group, Inc., Senior Managing Director of Paragon Capital, Inc., CEO of Global America, Inc., Senior Vice President of D.H. Blair, Inc., Senior Vice President, Donaldson Lufkin & Jenrette, Inc., Vice President, Oppenheimer & Co., and Account Executive at Merrill Lynch Pierce Fenner & Smith, Inc. Michael Markowski is and has been involved in legal proceedings involving the sale of securities. The Securities and Exchange Commission is currently proposing to assess remedial sanctions against Mr. Markowski based on and arising out of the same allegations on which the District Court for the Southern District of New York entered a final consent decree against Mr. Markowski permanently enjoining him from future violations of Sections 17(a) and 10(b) of the Securities Act of 1933. In a separate proceeding, the National Association of Securities Dealers, Inc. ("NASD") has issued an order permanently barring Mr. Markowski from engaging in the stock brokerage business as an affiliate or associate of a member firm. The NASD matter is under appeal.

VOTE REQUIRED

    The candidates elected will be those receiving the largest number of votes cast by the shares of Voting Stock entitled to vote in the election, up to the number of directors to be elected by such shares. Shares of Voting Stock held by persons who abstain from voting and broker "non-votes" will not be counted in the election.

BOARD MEETINGS AND COMMITTEES

    Immediately following the Meeting, the newly elected directors intend to hold a meeting at which they will validate and confirm the results of the vote at the Meeting and conduct such further business as is required to effect the objectives of the Committee as set forth herein.

COMPENSATION OF DIRECTORS

    The newly elected directors intend to serve the Company without compensation until such time as the objectives of the Committee as set forth herein are achieved. The newly elected directors may be

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reimbursed for reasonable travel and out-of-pocket expenses incurred in connection with their activities on behalf of the Company.

               REASONS FOR THIS EXTRAORDINARY STOCKHOLDER ACTION

    The Committee for Change at Choices is seeking removal and replacement of certain members of the Board of Directors based on their concern that if Messrs. Martignoni and Portner remain in control of the Company, then all of the assets of the Company will be dissipated and current stockholders will have nothing left of value represented by their shares of Voting Stock in the Company.

    The Committee would like its fellow shareholders to consider the following:

           - Since inception, the Company has not operated profitably and has accumulated a deficit of $21,622,376;

           - All of the Company's assets have been sold in a transaction approved by the stockholders pursuant to a proxy statement which did not contain a fairness opinion by an objective third party that the transaction was fair to the stockholders; and, the Committee believes that the transaction was not covered by such an opinion.

           - The proceeds from the sale of the assets of the Company have been used by current management primarily to pay legal and professional fees which they have incurred on behalf of the Company to protect their own entrenched position;

           - Current management has until very recently continued to pay or otherwise accrue their own salaries, even when there is substantially nothing left of the business of the Company.

           - Current Management has generally permitted the assets of the Corporation to waste.

    The Committee is aware that Mr. Martignoni has taken a job with another unrelated company but has entered into a consulting agreement providing for the payment to him of $5,000 per month until April 30, 1998, unless extended by the Company. Pursuant to the agreement, Mr. Martignoni will remain as President, Chief Executive Officer and Chairman of the Board of Directors.

    The Committee believes that the record is clear that the business affairs of the Company have been badly mismanaged and to the benefit of certain entrenched management. If this situation continues there will be little left of the Company to salvage or resurrect in the form of a forward or reverse merger or other business combination with another company that may require a publicly traded corporate entity as a means to achieve such company's financial objectives.

                        THE COMMITTEE'S PLAN FOR CHANGE

    Upon their election to the Company's Board of Directors, Messrs. Renna and Markowski intend to take numerous steps to protect and enhance shareholder value. Such steps would include, but not be limited to, the following:

    1. Immediately begin the process of finding a viable merger or acquisition candidate for the Company. The candidate would most likely be a small profitable private company which is too small to go public via the traditional IPO route. An ideal situation would be a well managed regional service business in a highly fragmented industry which could be expanded to a national business by making acquisitions.

    2. Begin negotiations with the Company's remaining creditors to either settle debts for a fraction of the amount owed or implement a long term program for the Company to pay off debt. Such negotiations and the resolution of debt would increase and unrestrict the Company's cash position making it more attractive for the company to find a merger or acquisition candidate.

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    3.  Immediately dismiss the Company's present CEO and any other full time or part time employees to conserve cash. Since the Company does not have an operating business there is no need to employ any full time or part time employees.

    4. Eliminate all employee benefit programs as soon as possible. This would include benefits which are being paid to all present and past employees including but not limited to Mr. Martignoni.

    5. Immediately dismiss all consultants who presently perform services for the Company.

    6. Discontinue retainers which are presently being paid to law firms which represent the Company.

    7. Hire a consultant at a rate of less than $6,000 or less per year to prepare all of the Company's SEC filed documents until such time as the Company becomes engaged in an active trade or business.

    8. Open to competitive bid from various public accounting firms the engagement of serving the Company as independent public auditor.

    9. Void Mr. Martignoni's severance or consulting agreement which pays him $5,000 per month.

    10. Void all of the current outstanding stock options owned by Mr. Martignoni, Mr. John Boylan, Mr. Portner, Ms. Lorraine Cannon and other stock options which were granted to any other of the Company's senior managers and Directors.

    11. Close any offices maintained by the Company.

    12. Cease the payment of any rents.

    13. Disconnect all telephones, telephone credit cards and cellular telephones and notify the Securities and Exchange Commission that the Company can be contacted at Mr. Renna's personal or business telephone number.

    14. Examine all telephone bills to determine if long distance calls made by the Company's Officers and Directors were for personal or business use. If determined that some calls were for personal use then pursue action for reimbursement to the company.

    15. Terminate any car leases immediately.

    16. Investigate the Company's books and records to determine whether Officers and Directors have used the Company's funds for personal use. If determined that Company funds have been utilized for personal expenditures then take corrective action.

    The Committee believes that by implementing these and other measures it may be possible to yet make the Company a viable business enterprise.

                                 OTHER MATTERS

CALL FOR A SPECIAL STOCKHOLDER'S MEETING

    In connection with the actions proposed by the Committee to be taken it has been determined by the Committee that a Special Meeting of the Stockholders should be called at which meeting the stockholders should vote for the propositions presented as resolutions by the Committee. The purpose of this solicitation is to organize stockholders with sufficient votes to demand that a special meeting of the Stockholders be called and that the business as set forth above be carried on at such meeting.

THE COMMITTEE RECOMMENDS A VOTE "FOR" HOLDING A SPECIAL MEETING OF THE STOCKHOLDERS FOR THE PURPOSES SET FORTH IN THIS PROXY STATEMENT.

REMOVAL OF EXISTING DIRECTORS

    The Committee is requesting that stockholders vote to remove Ronald Martignoni and Fred Portner, two of the existing three directors of the Company. The reasons why the Committee is requesting the stockholders vote in favor of this action are set forth above.

THE COMMITTEE RECOMMENDS A VOTE "FOR" THE REMOVAL OF CERTAIN DIRECTORS OF THE COMPANY.

ELECTION OF NEW DIRECTORS

    The Committee is requesting that stockholders vote to elect Thomas Renna and Michael Markowski as Directors of the Company. Each of their qualifications to serve are set forth above under "Nominees for Director." The plan or course of action they would implement is set forth above under "The Committee's Plan for Change."

THE COMMITTEE RECOMMENDS A VOTE "FOR" ITS SLATE OF NEW DIRECTORS.

COST OF SOLICITING PROXIES

    The cost of soliciting proxies will be borne by the Committee. In addition to the solicitation of the proxies by mail, the Committee has engaged the firm of Allen Nelson & Co., for an estimated cost of $6,000, to assist in soliciting the proxies. Additionally, the Committee has retained the law firm of Monahan & Biagi, P.L.L.C. for an initial retainer of $25,000 to represent the Committee and the stockholders granting proxies to the Committee or its designees. The Committee will reimburse brokerage firms and other custodians, nominees and fiduciaries for their out-of-pocket expenses for forwarding proxy materials to beneficial owners and seeking instruction with respect thereto.

    The Committee knows of no other business to be brought before the Meeting, but it is intended that, as to any such other business, the shares will be voted pursuant to the proxy in accordance with the best judgment of the person or persons acting thereunder.

                                          Committee for Change at Choices

                                          Thomas Renna
                                          Chairman

Clearwater, Florida
January   , 1997

    THIS PROXY IS SOLICITED ON BEHALF OF THE COMMITTEE FOR CHANGE AT CHOICES

    The undersigned hereby appoints Thomas Renna and Michael Markowski, or either of them, the Proxy of the undersigned, with full power of substitution, to represent and vote all shares of the Common Stock or of the Preferred Stock, as the case may be, of Choices Entertainment Corporation which the undersigned is entitled to vote for the purposes set forth herein.
WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ATTACHED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE TO ASSURE REPRESENTATION OF YOUR SHARES. ANY SHAREHOLDER GIVING A PROXY MAY REVOKE IT PRIOR TO THE TIME IT IS VOTED BY FILING WITH THE SECRETARY OF THE CORPORATION A NOTICE OF REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY VOTING IN PERSON AT THE MEETING. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, IT WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE COMMITTEE AS STATED BELOW.

THE COMMITTEE RECOMMENDS A VOTE FOR THE FOLLOWING:

1. To hold a Special Meeting of the Shareholders at a place and time to be determined in accordance with the Bylaws of the Company.

[ ]        FOR                                    [ ]  AGAINST                                [ ]  ABSTAIN

2. To remove from the Board of Directors the persons whose names are listed below.

[ ]        FOR removing directors listed below                       [ ]  WITHHOLD AUTHORITY
           (except those whose names are written on the line              (to vote for all nominees listed below)
           below)

           Ronald W. Martignoni                                           Fred Portner

3. To elect the Committee's slate of director nominees to the Board of Directors each to serve a one year term, or until their successors are elected and qualified.

[ ]        FOR all nominees listed below                             [ ]  WITHHOLD AUTHORITY
           (except those whose names are written on the line              (to vote for all nominees listed below)
           below)

           Thomas Renna                                                   Michael J. Markowski

________________________________________________________________________________

Dated: --------------------------------, 1997.
                                                          --------------------------------------------
                                                                                 Signatures

Print shareholder Name(s) exactly                         Complete if known:
as it/they appear(s) on your certificate or brokerage
account where they are held:

                                                          Certificate No.: ------------------------------
--------------------------------------------
                                                          No. of Shares: -------------------------------
                                                          Class of Shares: ------------------------------
--------------------------------------------
                                                                                                [Common/Preferred]